UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2007

BROOKE CREDIT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51423	20-2679740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10950 Grandview Drive, Suite 600, Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 661-0123

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 10, 2007, Brooke Credit Corporation (the “Company”), along with its wholly-owned subsidiaries, Brooke Master Trust LLC (“Issuer”) and Brooke Warehouse Funding, LLC (“BWF”), and Textron Business Services, Inc. (“Servicer”) and The Bank of New York (as “Trustee,” collectively the “Parties”) entered into a master trust facility through the execution of several contracts that together establishes a source of financing that the Company may use to operate its core business. This master trust facility replaces the prior financing agreement (detailed below) as originally intended by the Parties.

The Master Trust Indenture

The Parties entered into a master trust indenture (the “Master Trust Indenture”), which governs the issuance of one or more series of notes. Each series of notes are secured by one or more asset pools of the Issuer. This description of the Master Trust Indenture is qualified by reference to the full text of the Master Trust Indenture, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

The Note Purchase Agreement

Pursuant to a note purchase agreement executed and closed on December 10, 2007 between the Issuer and Fifth Third Bank (the “Note Purchase Agreement”), the Issuer sold to Fifth Third Bank (“Purchaser”) Series 2007-A notes (the “Notes”) an initial outstanding aggregate principal amount of $142,612,512.69, which may be increased up to a total of $150 million if Issuer also proportionately increases the Series 2007-A Asset Pool. This description of the Note Purchase Agreement is qualified by reference to the full text of the Note Purchase Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference herein.

The Series Supplement

The Parties also executed a Series 2007-A Supplement (the “Series Supplement”). The following description of the Series Supplement is qualified by reference to the full text of the Series Supplement, which is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated by reference herein. The Series Supplement creates a series of variable funding notes in respect of and secured by a first priority lien over certain eligible loans including loan documentation thereto, proceeds from those certain loans and any collateral acquired by the Company as lender under those certain eligible loans. Such loans have been or will be made by the Company to either certain insurance agents or funeral homes (the “Series 2007-A Asset Pool”).

The entire unpaid principal amount of the Notes is due and payable on the specified payment date falling in the 24th complete calendar month after the earliest of (i) the September 15, 2009 (unless the parties mutually agree to extend this date pursuant to the provisions detailed in the Note Purchase Agreement) and (ii) the date on which an event of default occurs under either the Master Trust Indenture or Series Supplement.

The Series Supplement also contains additional terms customary for transactions of this type.

Item 1.02	Termination of a Material Definitive Agreement.

On December 10, 2007, the Company, and its subsidiaries, Brooke Acceptance Company 2007-1 LLC, a Delaware limited liability company, and BWF, along with Fifth Third Bank, terminated the Amended and Restated Receivables Financing Agreement (“RFA”), dated March 30, 2007, between the companies. The RFA was terminated because it was replaced by the agreements detailed above in Item 1.01, as originally intended by the Parties.

The RFA was a $150,000,000 facility to sell, on a revolving basis, a pool of loans, while retaining residual assets such as interest-only strip receivables and a subordinated over-collateralization interest in the receivables. The eligible receivables were sold to BWF, without legal recourse to the Company. BWF also entered into a participation agreement with Brooke Acceptance Company 2007-1, LLC to sell an undivided senior participation interest in all of the assets of BWF.

Item 9.01	Financial Statements and Exhibits

The following exhibit is filed with or incorporated as part of this report as required by Item 601 of Regulation S-K:

Exhibit No.	Description
10.1	Master Trust Indenture between Brooke Master Trust LLC as Issuer and The Bank of New York as Trustee, dated December 10, 2007

10.2	Series 2007-A Note Purchase Agreement between Brooke Master Trust LLC as Issuer and Fifth Third Bank as Purchaser, dated December 10, 2007

10.3	Series 2007-A Supplement to the Master Trust Indenture between Brooke Master Trust LLC and The Bank of New York as Trustee, dated December 10, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2007

BROOKE CREDIT CORPORATION

/s/ Michael Lowry
Michael Lowry
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Master Trust Indenture between Brooke Master Trust LLC as Issuer and The Bank of New York as Trustee, dated December 10, 2007

10.2	Series 2007-A Note Purchase Agreement between Brooke Master Trust LLC as Issuer and Fifth Third Bank as Purchaser, dated December 10, 2007

10.3	Series 2007-A Supplement to the Master Trust Indenture between Brooke Master Trust LLC and The Bank of New York as Trustee, dated December 10, 2007